SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 30, 2005

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9286	56-0950585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 30, 2005, Coca-Cola Bottling Co. Consolidated (the “Company”) received approximately $6.4 million of proceeds from the settlement of a class action lawsuit known as In re: High Fructose Corn Syrup Antitrust Litigation Master File No. 95-1477 in the United States District Court for the Central District of Illinois (the “Lawsuit”). The Lawsuit related to purchases of high fructose corn syrup by several companies, including The Coca-Cola Company and its subsidiaries, The Coca-Cola Bottlers’ Association and various Coca-Cola bottlers, during the period from July 1, 1991 to June 30, 1995. The Company will recognize the proceeds received as income in its second quarter and intends to use the proceeds to repay long-term debt. The proceeds received represent approximately 90% of the expected recovery with the estimated remaining balance to be paid in late 2005 or early 2006. However, any additional recovery is subject to Court approval. Accordingly, the Company has not recognized any amounts for possible collection of these remaining reimbursements because the ultimate outcome is not determinable.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: July 7, 2005	By:	/s/ Steven D. Westphal
Steven D. Westphal
Principal Financial Officer of the Registrant
and
Senior Vice President and Chief Financial Officer

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